Exhibit 99.1
news release

DTE Energy Company
2000 2nd Ave., Detroit, MI 48226-1279
Nov. 3, 2005
DTE Energy exec to speak
at Edison Electric Institute Financial Conference
     DETROIT – Gerard M. Anderson, president of DTE Energy, will speak at the Edison Electric Institute’s 40th Annual Financial Conference in Hollywood, Fla., at approximately 10:30 a.m. EST Tuesday, Nov. 8.
     The conference audio and presentation materials will be available via webcast through a link on DTE Energy’s website at www.dteenergy.com/investors. The webcast replay will be available and archived on the website.
     DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.2 million customers in Michigan and other non-utility, energy businesses focused on power and industrial projects, fuel transportation and marketing, and unconventional gas production. Information about DTE Energy is available at www.dteenergy.com.
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For further information, members of the media may call:

Scott Simons	Lorie N. Kessler
(313) 235-8808	(313) 235-8807

Analysts, for further information:

Marc Siwak	Dan Miner
(313) 235-8030	(313) 235-8030